Exhibit 99.1

FOR FURTHER INFORMATION:
Michael W. McCarthy
Vice President – Corporate Communications
Photronics, Inc.
(203)775-9000
mmccarthy@brk.photronics.com

Press Release

FOR IMMEDIATE RELEASE

July 31, 2006

PHOTRONICS REVISES GUIDANCE FOR THIRD QUARTER OF FISCAL 2006

BROOKFIELD, Connecticut Monday, July 31, 2006 — Photronics, Inc. (Nasdaq:PLAB), a worldwide leader in supplying innovative imaging technology solutions for the global electronics industry, announced today that it is revising its third quarter revenue and earnings guidance. Photronics expects that revenues for the three months ended July 30, 2006 will be approximately $106.0 million to $107.0 million compared to previous guidance of $119.0 million to $124.0 million. As a result, earnings are expected to be between $0.09 and $0.11 per diluted share. The Company’s revised earnings per share guidance excludes the impact of the previously announced restructuring charges to be taken in association with the consolidation of its operations in North America.

Photronics stated that the primary reason for the revenue and earnings revision was the result of a shortfall in flat panel display (FPD) mask orders and shipments compared to the Company’s initial forecasts. The slower than forecasted growth rate in the demand for FPD mask technology and services was experienced in both the Korean and Taiwanese regions. The Company believes that the impact of current market dynamics will be short-term in nature and that FPD design activity continues to be focused on leveraging new manufacturing capability coming on-line from Generation 7 and Generation 8 facilities in both Korea and Taiwan.

“The revenue shortfall equates to an overall market reduction of FPD designs that were not released as we had originally forecasted,” commented Michael J. Luttati, Chief Executive Officer. “The reduced number of designs, coupled with the average selling prices for these mask sets precipitated a revenue shortfall that was disruptive in the current quarter.” He added, “Despite the market decline, Photronics continued our market share gain momentum and has firmly established itself as a technology leader in the flat panel market. During the quarter, our organization continued executing well against the strategically critical areas that we are focused on in transforming the Company into both a profitable technology leader and market share leader. Our partnership with Micron Technology and the decision to redeploy assets from our Austin facility will improve both our competitive position and financial performance in serving the lead-edge markets for semiconductors, while our technology leadership presence in producing flat panel display masks leverages our core competency into a market supported by robust longer-term demand drivers.”

— more —

Photronics, Inc. 15 Secor Road • Brookfield, Connecticut 06804 • (203)775-9000 • www.photronics.com

PHOTRONICS REVISES GUIDANCE FOR THIRD QUARTER OF FISCAL 2006            PAGE TWO

In closing Mr. Luttati noted, “Although we are disappointed in not being able to achieve our initial forecasts for the third quarter, our broader assessment of the market indicates that the demand for both semiconductor and FPD mask technology and services is fundamentally solid and growing in a manner consistent with achieving our goals. Our intense focus on managing our cost structure enables us to mitigate the most severe effects from short-term disruptions. More importantly, our cost control culture has, and will continue to, enable us to sustainably invest in Photronics’ future growth.”

A conference call with investors and the media to discuss this announcement can be accessed by logging onto Photronics’ web site at www.photronics.com, then clicking on the Conference Call button. The call is scheduled for 8:30 a.m. Eastern Daylight Time on Tuesday, August 1, 2006. The dial in number for the live call is 212-676-5407. This call will be archived on Photronics’ web site for instant replay access until the Company reports its fiscal 2006 third quarter results.

Photronics will release its fiscal third quarter earnings after the market closes on Tuesday, August 15, 2006 A conference call with investors and the media can be accessed by logging onto Photronics’ web site at www.photronics.com, then clicking on the Conference Call button. The call is scheduled for 8:30 a.m. Eastern Daylight Time on Wednesday, August 16, 2006 and will be archived on the web site for instant replay access until the Company reports its fiscal 2006 fourth quarter results after the market closes on Tuesday, December 5, 2006. The dial in number for this call is 212-676-5290.

# # #

Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this release are considered “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward looking statements involve risks and uncertainties. In particular, any statement contained in this release regarding the consummation and benefits of future acquisitions, expectations with respect to the MP Mask Technology Center LLC joint venture with Micron Technology, the planned fabrication facilities, future sales, financial performance, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. These factors may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements. Factors that might affect such forward looking statements include, but are not limited to, overall economic and business conditions; the demand and receipt of orders for the Company’s products; competitive factors in the industries and geographic markets in which the Company competes; changes in federal, state and foreign tax requirements (including tax rate changes, new tax laws and revised tax law interpretations); the Company’s ability to place new equipment in service on a timely basis; interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; economic and political conditions in international markets; the ability to obtain a new bank facility or other financings; the ability to achieve anticipated synergies and other cost savings in connection with acquisitions and productivity programs; uncertainties with respect to the integration and management of a new joint venture, delays in the construction and equipping of the planned fabrication facilities, the ability to transfer licensed applications to other applications, the timing, impact and other uncertainties of future acquisitions and investments; the seasonal and cyclical nature of the semiconductor industry; the availability of capital; management changes; damage or destruction to our facilities by natural disasters, labor strikes, political unrest or terrorist activity; the ability to fully utilize its tools; the ability of the Company to receive desired yields, pricing, product mix, and market acceptance of its products; changes in technology; and other risks and uncertainties set forth in the Company’s SEC filings from time to time. Any forward-looking statements should be considered in light of these factors. The Company assumes no obligation to update the information in this release.

06-23

Photronics, Inc. 15 Secor Road • Brookfield, Connecticut 06804 • (203)775-9000 • www.photronics.com